AMENDMENT
TO
DEALER MANAGER AGREEMENT
DATED FEBRUARY 11, 1999
BY AND BETWEEN
INLAND RETAIL REAL ESTATE TRUST, INC.
AND
INLAND SECURITIES CORPORATION


     THIS AMENDMENT TO DEALER MANAGER AGREEMENT (this
"Amendment") is made and entered into as of the 22nd day of February, 2000, by and between Inland Retail Real Estate Trust,
Inc., a Maryland corporation (the "Company") and Inland
Securities Corporation (the "Dealer Manager").

     WHEREAS, the Company and the Dealer Manager have executed that certain Dealer Manager Agreement dated February 11, 1999
(the "Agreement") relating to the initial public offering of shares of common stock ("Shares") of the Company;

     WHEREAS, the parties hereto desire to amend the Agreement to provide for a deferred commission option arrangement;

     WHEREAS, paragraph 10 of each Soliciting Dealers Agreement ("Soliciting Dealers Agreement") entered into between the Dealer Manager and each of the Soliciting Dealers relating to the Company's initial public offering of Shares authorizes the Dealer Manager to execute and deliver any amendment to the Agreement; and

     WHEREAS, the parties hereto desire to set forth herein the terms and conditions of their agreements and understandings with respect to the foregoing.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:

1. Section 2(d) of the Agreement is hereby amended by the insertion of the following new subsection:

     (iv) Deferred Commission Option. Certain subscribers to the Company's Shares may agree with their participating Soliciting Dealer and the Dealer Manager to have selling commissions relating to their Shares paid over a six year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"), as more fully explained, and subject to the conditions set forth, under the section "Plan of Distribution-Deferred Commission Option" in the Company's Prospectus as supplemented on and after February 22, 2000, which section is incorporated by reference herein. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.10 per Share will be payable by the Company to the Dealer Manager as selling commissions due upon subscription, which may be reallowed to the participating Soliciting Dealer by the Dealer Manager. For each of the six years following such subscription on a date or dates to be determined by the Dealer Manager, $0.10 per Share will be paid by the Company to the Dealer Manager as deferred selling commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of cash distributions otherwise payable to such stockholders holding such Shares, and may be reallowed to the participating Soliciting Dealer by the Dealer Manager. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement and based on a $10.00 per share deemed value for each Share issued, a stockholder electing the Deferred Commission Option will pay a 1% selling commission upon subscription, rather than a 7% selling commission, and an amount equal to a 1% selling commission per year thereafter for the next six years which will be deducted from and paid by the Company out of cash distributions otherwise payable to such stockholder. The foregoing selling commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described above in Section 2(d)(i) of the Agreement. At such time, if any, that the Company's Shares are listed on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, the Company shall accelerate all outstanding payment obligations under the Deferred Commission Option. The amount of the remaining selling commissions due shall be deducted and paid by the Company out of cash distributions otherwise payable to such Stockholders during the time period prior to any such listing of the Shares for trading on a national securities exchange or inclusion for quotation on a national market system; provided that, in no event may the Company withhold in excess of $0.60 per Share in the aggregate during the six-year period following the subscription. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligations of the Company and the Company's Stockholders to make any further payments of deferred selling commissions under the Deferred Commission Option shall terminate and the Dealer Manager (and participating Soliciting Dealers if the deferred selling commissions are reallowed to them by the Dealer Manager) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of the Shares.


2. The text of Section 4(d) is hereby deleted in its entirety and the following language is inserted in its stead:

     (d) Subscription Agreement. Subscriptions for Shares of subscribers who have elected the Deferred Commission Option will be submitted by you and each Soliciting Dealer to the Company only on the form of Subscription Agreement which is included as Appendix A to Supplement No. 10 dated February 22, 2000 to the Prospectus and any later dated supplements to the Prospectus or as such form of Subscription Agreement may be revised by the Company. All other subscriptions for Shares will be submitted by you and each Soliciting Dealer to the Company only on the form of Subscription Agreement which is included as Appendix C to the Prospectus or as such form of Subscription Agreement may be revised by the Company. You and each Soliciting Dealer understand and acknowledge that the Subscription Agreement must be executed by the subscriber. In addition, you and each Soliciting Dealer shall ensure that no Subscription Agreement is presented to the Company for acceptance until at least five (5) business days after the date on which the subscriber received the Prospectus.

3. The Dealer Manager agrees to promptly notify each Soliciting Dealer that has executed a Soliciting Dealers Agreement of the entering into of this Amendment and to provide a copy of this Amendment to each such Soliciting Dealer, and to provide a copy of this Amendment to any new Soliciting Dealer at the time it executes a Soliciting Dealers Agreement.

4. To the extent, if any, that a provision of this Amendment conflicts with or differs from any provision of the Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

5. Except as modified hereby, the Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects.

     IN WITNESS WHEREOF, the undersigned parties have hereunto affixed their signatures as of the day and year first above written.

Inland Retail Real Estate Trust, Inc.,


By:
Title:
                         Inland Securities Corporation
                              By:
                              Title:
1


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Doc. No.:  456183